EXHIBIT 3.1

CERTIFICATE OF FORMATION

OF

CBM EQUITY IV, LLC

The undersigned, being an authorized person, hereby executes and files this Certificate of Formation to form a limited liability company in the State of Delaware pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

FIRST:	The name of the limited liability company (“Company”) is

CBM Equity IV, LLC

SECOND:	The address of the principal office of the Company is:

750 East Pratt Street

17th Floor

Baltimore, MD 21202

THIRD:	The name and address of the registered agent of the Company is:

The Corporation Trust Company

1209 Orange Street

New Castle County

Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned authorized person has signed this Certificate of Formation this 7th day of February, 2005.

/s/ Jeffrey Blake Cartwright

Jeffrey Blake Cartwright

Authorized Person

CERTIFICATE OF AMENDMENT

OF

CBM EQUITY IV, LLC

1.	The name of the limited liability company is CBM Equity IV, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

“First: The name of the limited liability company (“Company”) is CBM Equity IV Holdings, LLC.”

3.	This Certificate of Amendment shall be effective on May 25, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CBM Equity IV, LLC this 25th day of May, 2005.

/s/Andrew C. Kidd

Andrew C. Kidd

Authorized Person

CBM EQUITY IV HOLDINGS, LLC

SECOND CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

CBM Equity IV Holdings, LLC (the “Company”), a limited liability company, organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), having its registered office in the County of New Castle, State of Delaware, hereby certifies pursuant to Section 18-202 of the DLLCA:

FIRST:     That the name of the Company is CBM Equity IV Holdings, LLC. The original Certificate of Formation of the Company, under the name CBM Equity IV, LLC, was filed with the Delaware Secretary of State’s Office on February 7, 2005, and the Certificate of Amendment of Certificate of Formation was filed with the Delaware Secretary of State on May 25, 2005.

SECOND:     The text of the first sentence of ARTICLE FIRST of the Certificate of Formation is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of the limited liability company (“Company”) is Constellation Energy Resources LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Second Certificate of Amendment to the Certificate of Formation as of the 10th day of May, 2006.

CBM Equity IV Holdings, LLC

By: /s/ Felix J. Dawson

Felix J. Dawson,

Authorized Person